EXHIBIT 99.1

CB Financial Services, Inc.
Announces Third Quarter 2025 Financial Results and
Declares Quarterly Cash Dividend

WASHINGTON, PA., October 23, 2025 -- CB Financial Services, Inc. (“CB” or the “Company”) (NASDAQGM: CBFV), the holding company of Community Bank (the “Bank”), today announced its third quarter and year-to-date 2025 financial results.

	Three Months Ended					Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
(Dollars in thousands, except per share data) (Unaudited)

Net (Loss) Income (GAAP)	$(5,696)	$3,949	$1,909	$2,529	$3,219	$164	$10,065
Net Income Adjustments	9,623	—	808	(562)	(293)	10,431	(1,269)
Adjusted Net Income (Non-GAAP) (1)	$3,927	$3,949	$2,717	$1,967	$2,926	$10,595	$8,796

(Loss) Earnings per Common Share - Diluted (GAAP)	$(1.07)	$0.74	$0.35	$0.46	$0.60	$0.03	$1.89
Adjusted Earnings per Common Share - Diluted (Non-GAAP) (1)	$0.74	$0.74	$0.50	$0.35	$0.55	$1.98	$1.65

(Loss) Income Before Income Tax Expense (GAAP)	$(7,020)	$4,715	$2,336	$3,051	$3,966	$33	$12,292
Net Provision (Recovery) for Credit Losses	259	8	(40)	683	(41)	227	(114)
Pre-Provision Net Revenue (“PPNR”)	$(6,761)	$4,723	$2,296	$3,734	$3,925	$260	$12,178
Net Income Adjustments	11,752	—	1,023	(711)	(383)	11,772	(1,376)
Adjusted PPNR (Non-GAAP) (1)	$4,991	$4,723	$3,319	$3,023	$3,542	$12,032	$10,802
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures and reconciliation of adjusted net income and adjusted earnings per common share - diluted as presented later in this Press Release.
2025 Third Quarter Financial Highlights
•During the quarter ended September 30, 2025, the Bank implemented a balance sheet repositioning strategy of its portfolio of available-for-sale investment securities in which $129.6 million in book value of lower-yielding investment securities with an average yield of 2.87% were sold for an after-tax realized loss of $9.3 million. Investment securities sold included $121.1 million of mortgage-backed securities/collateralized mortgage obligations issued by the U.S. government-sponsored agencies, $5.0 million of U.S. government agency securities and $3.5 million of municipal securities. The Bank then purchased $117.8 million of higher-yielding mortgage-backed securities/collateralized mortgage obligations issued by U.S government-sponsored agencies, municipal securities, subordinated debt investments and non-agency guaranteed securitizations with an expected tax-equivalent yield of approximately 5.43%. This strategy is expected to add nearly 19 basis points to net interest margin (“NIM”) and approximately $0.40 to annual earnings per share.
•Total assets were $1.55 billion at September 30, 2025, an increase of $27.5 million from June 30, 2025. Growth has been largely driven through strong commercial real estate and commercial and industrial loan production funded through a rise in core deposit accounts. The Bank also continues to focus efforts on repositioning the balance sheet to maximize earnings while maintaining its historic risk profile. These strategic movements include:
◦Effectively managing cash and liquidity.
◦Executing the aforementioned securites repositioning strategy.
◦Redeploying repayments of indirect automobile and residential mortgage loans into higher-yielding commercial loan products. Commercial loans totaled 59.8% of the Bank’s loan portfolio at September 30, 2025 compared to 53.8% at September 30, 2024.
◦Effecting changes in the Bank’s deposit mix by focusing on growth in lower cost core deposit relationships and reducing reliance on higher priced funding.

EXHIBIT 99.1

•NIM improved to 3.64% for the three months ended September 30, 2025 compared to 3.54% for the three months ended June 30, 2025. Main factors impacting the improved NIM included:
◦An increase in the yield on earning assets to 5.41% from 5.31% as the positive impact of the balance sheet repositioning strategies offset the effect of recent federal funds rate cuts on asset repricing.
◦A reduction in the cost of funds to 1.86% from 1.89% resulting from the favorable change in the Bank’s deposit mix coupled with disciplined deposit pricing and the recent reduction in the federal funds rate.
•Noninterest expenses increased $435,000 to $9.2 million for the three months ended September 30, 2025 compared to $8.7 million for the three months ended June 30, 2025. This increase was driven by increases in professional fees due to the timing of internal and external audit services, Pennsylvania shares tax expense due to refunds received during the three months ended June 30, 2025 and salaries and employee benefits resulting primarily from additions to the Bank’s Treasury personnel.
•Asset quality remains strong as nonperforming loans to total loans was 0.19% at September 30, 2025.
•Book value per share and tangible book value per share (Non-GAAP) was $30.50 and $28.56, respectively at September 30, 2025. The improvements since year-end resulted from increased equity due to the decrease in accumulated other comprehensive losses resulting from the securities repositioning strategy and current period net income, partially offset by treasury shares repurchased under the Company’s stock repurchase program and the payment of dividends.
•The Bank remains well-capitalized and is positioned for future growth.

Management Commentary
President and CEO John H. Montgomery commented, “ We are pleased with our third quarter results as continued balance sheet repositioning, including the realignment of our securities portfolio, drove strong core earnings. During the third quarter, we replaced low yielding indirect auto and residential mortgage loans with higher yielding, relationship driven, commercial loans. In addition, we saw a favorable shift in our deposit mix resulting from a targeted effort to build core banking relationships while strategically reducing higher priced deposits.
During the quarter, we made the strategic decision to realign our securities portfolio. This repositioning is expected to deliver meaningful long-term benefits to both our earnings profile and overall balance sheet performance. Specifically, we anticipate an approximate 19 basis point increase to our net interest margin and an estimated $0.40 increase in annual earnings per share. We view this initiative as a disciplined and forward-looking deployment of capital that reflects our commitment to enhancing long-term shareholder value while supporting sustainable earnings growth.

The balance sheet and securities portfolio repositioning resulted in the yield on earning assets to increase which helped offset the effects of declining interest rates on asset yields. Collectively, these outcomes highlight the strength of our active balance sheet management and support our ability to maintain solid margin performance going forward.

With economic headwinds still present, we continue to take a disciplined approach by maintaining a conservative balance sheet and closely managing risk across our loan portfolio. Since year-end, total loans have increased by $50.8 million, or 4.6%, primarily driven by strong activity in commercial real estate and commercial and industrial loans, while declines in indirect auto, construction and residential real estate lending partially offset that growth. We were encouraged by the momentum in loan demand this quarter. Credit quality remains solid, with nonperforming loans representing just 0.19% of total loans and allowance for credit losses covering 433.6% of nonperforming assets at quarter-end. These results reflect our continued focus on sound credit management and disciplined lending practices.

During the third quarter we continued forward with meaningful progress on the implementation of our Specialty Treasury Payments & Services program, a key pillar of our long-term strategy to drive sustainable revenue growth and expand our core deposit base. We have nearly completed building out the necessary treasury products, talent, and technology infrastructure for the program, with full deployment expected by the end of the year. While we anticipate a modest near-term impact on operating expenses, we view this as a high-value investment that will enhance the strength, efficiency, and long-term scalability of our franchise and is expected to generate meaningful revenue growth over time.

We remain focused on deepening core banking relationships. Looking ahead, as our treasury deposit initiatives begin to scale, we see meaningful potential to reduce or fully replace brokered funding, further aligning our deposit mix with the long-term goals of our funding strategy.”

Dividend Declaration
The Company’s Board of Directors declared a $0.26 quarterly cash dividend per outstanding share of common stock, payable on or about November 28, 2025, to stockholders of record as of the close of business on November 14, 2025.

2025 Third Quarter Financial Review
Net Interest and Dividend Income
Net interest and dividend income increased $1.6 million, or 14.2%, to $13.1 million for the three months ended September 30, 2025 compared to $11.5 million for the three months ended September 30, 2024.
•Net Interest Margin (NIM) (GAAP) increased to 3.64% for the three months ended September 30, 2025 compared to 3.11% for the three months ended September 30, 2024. Fully tax equivalent (FTE) NIM (Non-GAAP) increased 55 basis points (“bps”) to 3.67% for the three months ended September 30, 2025 compared to 3.12% for the three months ended September 30, 2024.
•Interest and dividend income decreased $432,000, or 2.2%, to $19.3 million for the three months ended September 30, 2025 compared to $19.8 million for the three months ended September 30, 2024.
◦Interest income on loans increased $1.0 million, or 6.9%, to $16.0 million for the three months ended September 30, 2025 compared to $14.9 million for the three months ended September 30, 2024. The average balance of loans increased $56.1 million to $1.12 billion from $1.06 billion, causing an $830,000 increase in interest income on loans. Additionally, the average yield on loans increased 8 bps to 5.68% from 5.60% despite a 125bp reduction in the federal funds rate since September 2024. While this led to the downward repricing of variable and adjustable rate loans, the impact was negated by a reduction in lower yielding consumer loans due to the discontinuation of the indirect automobile loan product with the redeployment of those funds into higher yielding commercial loan products. The increase in the average yield caused a $217,000 increase in interest income on loans.
◦Interest income on investment securities decreased $295,000, or 9.0%, to $3.0 million for the three months ended September 30, 2025 compared to $3.3 million for the three months ended September 30, 2024 driven by a $16.6 million decrease in average balances and a 9 bp decrease in average yield. The decrease in volume was due to the timing of sales and subsequent repurchases in the securites repositioning strategy. The decrease in yield resulted from the reductions in the federal funds rate since September 2024.
◦Interest income on interest-earning deposits at other banks decreased $1.2 million to $293,000 for the three months ended September 30, 2025 compared to $1.4 million for the three months ended September 30, 2024 driven by a 126 bp decrease in the average yield and a $81.4 million decrease in average balances. The decrease in the yield was directly related to the Federal Reserve’s reductions in the federal funds rate while the decrease in the volume was due to the funding of loans and decrease in average deposits.
•Interest expense decreased $2.1 million, or 24.8%, to $6.2 million for the three months ended September 30, 2025 compared to $8.3 million for the three months ended September 30, 2024.
◦Interest expense on deposits decreased $2.1 million, or 26.4%, to $5.8 million for the three months ended September 30, 2025 compared to $7.9 million for the three months ended September 30, 2024. The cost of interest-bearing deposits declined 68 bps to 2.26% for the three months ended September 30, 2025 from 2.94% for the three months ended September 30, 2024 due to the change in the deposit mix and the recent Federal Reserve federal funds rate decreases. The decrease in the cost of interest-bearing deposits accounted for a $1.8 million decrease in interest expense. Average interest-bearing deposit balances decreased $47.0 million, or 4.4%, to $1.02 billion as of September 30, 2025 compared to $1.07 billion as of September 30, 2024, primarily as the Bank strategically reduced time deposit only relationships. The decrease in average balances accounted for a $320,000 decrease in interest expense.
Provision for Credit Losses
A provision for credit losses of $259,000 was recorded for the three months ended September 30, 2025. The provision for credit losses on loans was $336,000 and was primarily due to additional reserves required for overall loan growth, changes in qualitative factors and an addition to individually assessed loans requiring specific reserves, partially offset by favorable changes in portfolio concentrations and the calculated loss rate. This was partially offset by a $77,000 recovery for credit losses on unfunded commitments due to a decrease in unfunded commitments. This compared to a net recovery of $41,000 recorded for the three months ended September 30, 2024 as the recovery for credit losses on unfunded commitments was $66,000 due to a decreases in unfunded commitments and the loss rate on construction loans and the provision for credit losses on loans was $25,000 due to changes in qualitative factors partially offset by changes in loan portfolio concentrations and an improvement in loss rates.

Noninterest Income
Noninterest income decreased $11.9 million, or 965.9%, to a loss of $10.7 million for the three months ended September 30, 2025, compared to income of $1.2 million for the three months ended September 30, 2024 as a result of $11.8 million in losses on the sale of securities from the securities repositioning strategy. Excluding security gains and losses from both periods and a gain on the sale of a subsidiary recognized during the three months ended September 30, 2025, noninterest income increased

$225,000, or 26.5%, to $1.1 million for the three months ended September 30, 2025, compared to $850,000 for the three months ended September 30, 2024. This resulted primarily from a $123,000 increase in service fees primarily related to corporate deposit and Individual Covered Health Reimbursement Arrangement accounts and a $112,000 increase in other income related to hedge fees.

Noninterest Expense
Noninterest expense increased $401,000, or 4.6%, to $9.2 million for the three months ended September 30, 2025 compared to $8.8 million for the three months ended September 30, 2024. Salaries and benefits increased $686,000, or 15.0%, to $5.2 million primarily due to merit increases, revenue producing staff additions and higher insurance benefit costs, partially offset by savings realized due to the reduction in force implemented earlier this year. Legal and professional fees increased $114,000 due to timing of internal and external audit services. Equipment expense increased $87,000 due to higher depreciation expense associated with interactive teller machines, security system upgrades and other equipment placed into service in 2024. These increases were partially offset as intangible amortization decreased $264,000 as the Bank’s core deposit intangibles were fully amortized in 2024. Occupancy expense decreased $181,000 due to environmental remediation costs related to a construction project on one of the Bank’s office locations recognized only in 2024 and certain property management cost savings initiatives implemented in 2025. Data processing expense decreased $64,000 due to costs associated with the implementation of a new loan origination system and financial dashboard platform during mid-2024.

Statement of Financial Condition Review

Assets
Total assets increased $64.0 million, or 4.3%, to $1.55 billion at September 30, 2025, compared to $1.48 billion at December 31, 2024.
•Cash and due from banks increased $6.3 million, or 12.7%, to $55.9 million at September 30, 2025, compared to $49.6 million at December 31, 2024.
•Securities increased $10.4 million, or 4.0%, to $272.6 million at September 30, 2025, compared to $262.2 million at December 31, 2024.
Loans and Credit Quality
•Total loans increased $50.8 million, or 4.6%, to $1.14 billion compared to $1.09 billion, and included increases in commercial real estate, commercial and industrial and other loans of $53.9 million, $31.9 million and $6.3 million, respectively, partially offset by decreases in consumer, construction and residential real estate loans of $20.9 million, $15.8 million and $4.6 million, respectively. The decrease in consumer loans resulted from a reduction in indirect automobile loan production due to the discontinuation of this product offering as of June 30, 2023. This portfolio is expected to continue to decline as resources are allocated and production efforts are focused on more profitable commercial products. Excluding the $23.1 million decrease in indirect automobile loans, total loans increased $73.9 million, or 7.2%. Loan production totaled $163.3 million while $73.4 million of loans were paid off since December 31, 2024.
•The allowance for credit losses (ACL) was $10.1 million at September 30, 2025 and $9.8 million at December 31, 2024. As a result, the ACL to total loans was 0.89% at September 30, 2025 and 0.90% at December 31, 2024. During the current year, the Company recorded a net provision for credit losses of $227,000. The allowance for credit losses to nonperforming assets was 433.6% at September 30, 2025 and 548.1% at December 31, 2024.
•Net recoveries for the three months ended September 30, 2025 were $88,000, or 0.03% of average loans on an annualized basis. Net charge-offs for the three months ended September 30, 2024 were $73,000, or 0.03% of average loans on an annualized basis. Net recoveries for the nine months ended September 30, 2025 were $72,000. Net charge-offs for the nine months ended September 30, 2024 were $123,000.
•Nonperforming loans, which include nonaccrual loans and accruing loans past due 90 days or more, were $2.2 million at September 30, 2025 and $1.8 million at December 31, 2024. Nonperforming loans to total loans ratio was 0.19% at September 30, 2025 and 0.16% at December 31, 2024.

Liabilities
Total liabilities increased $58.9 million, or 4.4%, to $1.39 billion at September 30, 2025 compared to $1.33 billion at December 31, 2024.
Deposits
•Total deposits increased $50.9 million, or 4.0%, to $1.33 billion as of September 30, 2025 compared to $1.28 billion at December 31, 2024. Interest-bearing demand, non interest-bearing demand and time deposits increased $49.2 million, $24.0 million and $4.5 million, respectively while money market and savings deposits decreased $25.3 million and

$1.5 million, respectively. This favorable change in the deposit mix was the result of an increased focus on building core banking relationships while strategically reducing higher priced relationships. Brokered time deposits totaled $98.5 million as of September 30, 2025 and $39.0 million as of December 31, 2024, all of which mature within three months and were utilized to fund the purchase of floating rate CLO securities. At September 30, 2025, FDIC insured deposits totaled approximately 59.6% of total deposits while an additional 16.3% of total deposits were collateralized with investment securities.
Accrued Interest Payable and Other Liabilities
•Accrued interest payable and other liabilities increased $7.9 million, or 49.5%, to $23.9 million at September 30, 2025, compared to $16.0 million at December 31, 2024 primarily due to $4.0 million of syndicated national credits purchased and not yet settled and $4.0 million of securities purchased and not yet settled.

Stockholders’ Equity
Stockholders’ equity increased $5.1 million, or 3.5%, to $152.5 million at September 30, 2025, compared to $147.4 million at December 31, 2024. The key factors positively impacting stockholders’ equity was a $13.2 million decrease in accumulated other comprehensive loss resulting primarily from the securities repositioning strategy, $1.7 million of shares issued as a result of stock option exercises and $164,000 of net income for the current year, partially offset by $6.8 million of treasury shares purchased under the stock repurchase program and the payment of $3.8 million in dividends since December 31, 2024.
Book value per share
Book value per common share was $30.50 at September 30, 2025 compared to $28.71 at December 31, 2024, an increase of $1.79.

Tangible book value per common share (Non-GAAP) was $28.56 at September 30, 2025, compared to $26.82 at December 31, 2024, an increase of $1.74.

Refer to “Explanation of Use of Non-GAAP Financial Measures” at the end of this Press Release.

About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services.
For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.cb.bank.

Statement About Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 223-8317

CB FINANCIAL SERVICES, INC. SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Dollars in thousands, except share and per share data) (Unaudited)

Selected Financial Condition Data	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24
Assets
Cash and Due From Banks	$55,890	$64,506	$61,274	$49,572	$147,325
Securities	272,559	267,171	258,699	262,153	270,881
Loans Held for Sale	107	512	230	900	428
Loans
Real Estate:
Residential	333,430	329,324	334,744	337,990	338,926
Commercial	539,395	513,197	497,316	485,513	464,354
Construction	38,905	40,680	54,597	54,705	43,515
Commercial and Industrial	143,919	138,221	107,419	112,047	108,554
Consumer	49,581	57,376	61,854	70,508	80,004
Other	38,156	32,026	32,564	31,863	30,402
Total Loans	1,143,386	1,110,824	1,088,494	1,092,626	1,065,755
Allowance for Credit Losses	(10,146)	(9,722)	(9,819)	(9,805)	(9,479)
Loans, Net	1,133,240	1,101,102	1,078,675	1,082,821	1,056,276
Premises and Equipment, Net	19,896	20,223	20,392	20,708	20,838
Bank-Owned Life Insurance	24,660	24,506	24,358	24,209	24,057
Goodwill	9,732	9,732	9,732	9,732	9,732
Intangible Assets, Net	—	—	—	—	88
Accrued Interest Receivable and Other Assets	29,430	30,232	30,096	31,469	32,116
Total Assets	$1,545,514	$1,517,984	$1,483,456	$1,481,564	$1,561,741

Liabilities
Deposits
Noninterest-Bearing Demand Accounts	$291,882	$278,685	$267,392	$267,896	$267,022
Interest-Bearing Demand Accounts	365,976	353,448	341,212	316,764	326,505
Money Market Accounts	206,166	225,141	228,005	231,458	220,789
Savings Accounts	169,005	172,021	176,722	170,530	172,354
Time Deposits	301,391	280,137	267,766	296,869	367,150
Total Deposits	1,334,420	1,309,432	1,281,097	1,283,517	1,353,820

Other Borrowings	34,748	34,738	34,728	34,718	34,708
Accrued Interest Payable and Other Liabilities	23,881	25,452	19,342	15,951	24,073
Total Liabilities	1,393,049	1,369,622	1,335,167	1,334,186	1,412,601

Stockholders’ Equity	152,465	148,362	148,289	147,378	149,140
Total Liabilities and Stockholders’ Equity	$1,545,514	$1,517,984	$1,483,456	$1,481,564	$1,561,741

(Dollars in thousands, except share and per share data) (Unaudited)

	Three Months Ended					Nine Months Ended
Selected Operating Data	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
Interest and Dividend Income:
Loans, Including Fees	$15,973	$15,492	$14,528	$14,930	$14,945	$45,993	$44,453
Securities:
Taxable	2,848	2,860	2,777	3,096	3,289	8,485	8,437
Tax-Exempt	146	—	—	—	—	146	—
Dividends	7	9	28	27	28	44	82
Other Interest and Dividend Income	367	399	514	1,378	1,511	1,279	3,727
Total Interest and Dividend Income	19,341	18,760	17,847	19,431	19,773	55,947	56,699
Interest Expense:
Deposits	5,810	5,721	6,111	7,492	7,892	17,643	20,948
Short-Term Borrowings	68	108	23	—	—	199	—
Other Borrowings	364	391	402	407	407	1,156	1,215
Total Interest Expense	6,242	6,220	6,536	7,899	8,299	18,998	22,163
Net Interest and Dividend Income	13,099	12,540	11,311	11,532	11,474	36,949	34,536
Provision (Recovery) for Credit Losses - Loans	336	(136)	68	483	25	269	(105)
(Recovery) Provision for Credit Losses - Unfunded Commitments	(77)	144	(108)	200	(66)	(42)	(9)
Net Interest and Dividend Income After Net Provision (Recovery) for Credit Losses	12,840	12,532	11,351	10,849	11,515	36,722	34,650
Noninterest Income:
Service Fees	574	559	462	460	451	1,595	1,220
Insurance Commissions	1	1	1	1	1	3	4
Other Commissions	63	66	63	63	104	192	188
Net Gain on Sale of Loans	50	26	22	3	18	99	49
Net (Loss) Gain on Securities	(11,752)	—	(69)	3	245	(11,821)	49
Net Gain on Purchased Tax Credits	4	4	4	12	12	11	37
Gain on Sale of Subsidiary	—	—	—	—	138	—	138
Net Gain on Disposal of Premises and Equipment	—	—	—	—	—	—	274
Income from Bank-Owned Life Insurance	154	148	149	152	147	451	442
Net Gain on Bank-Owned Life Insurance Claims	—	—	—	—	—	—	915
Other Income	229	127	155	961	117	512	523
Total Noninterest (Loss) Income	(10,677)	931	787	1,655	1,233	(8,958)	3,839
Noninterest Expense:
Salaries and Employee Benefits	5,247	5,088	6,036	5,258	4,561	16,371	13,563
Occupancy	574	616	750	652	755	1,939	2,444
Equipment	367	372	330	313	280	1,070	842
Data Processing	708	761	797	832	772	2,266	2,476
Federal Deposit Insurance Corporation Assessment	173	203	176	172	177	552	467
Pennsylvania Shares Tax	306	143	257	301	265	706	860
Contracted Services	371	382	310	522	431	1,063	1,102
Legal and Professional Fees	411	117	262	268	297	789	717
Advertising	132	124	119	137	141	374	348
Other Real Estate Owned	8	1	—	34	2	9	16
Amortization of Intangible Assets	—	—	—	88	264	—	870
Other Expense	886	941	765	876	837	2,592	2,492
Total Noninterest Expense	9,183	8,748	9,802	9,453	8,782	27,731	26,197
(Loss) Income Before Income Tax Expense	(7,020)	4,715	2,336	3,051	3,966	33	12,292
Income Tax (Benefit) Expense	(1,324)	766	427	522	747	(131)	2,227
Net (Loss) Income	$(5,696)	$3,949	$1,909	$2,529	$3,219	$164	$10,065

	Three Months Ended					Nine Months Ended
Per Common Share Data	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
Dividends Per Common Share	$0.26	$0.25	$0.25	$0.25	$0.25	$0.76	$0.75
(Loss) Earnings Per Common Share - Basic	(1.14)	0.79	0.37	0.49	0.63	0.03	1.96
(Loss) Earnings Per Common Share - Diluted	(1.07)	0.74	0.35	0.46	0.60	0.03	1.89

Weighted Average Common Shares Outstanding - Basic	4,985,188	5,022,813	5,125,577	5,126,782	5,137,586	5,044,012	5,136,546
Weighted Average Common Shares Outstanding - Diluted	5,319,594	5,332,026	5,471,006	5,544,829	5,346,750	5,357,173	5,328,610

	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24
Common Shares Outstanding	4,998,383	4,972,300	5,099,069	5,132,654	5,129,921
Book Value Per Common Share	$30.50	$29.84	$29.08	$28.71	$29.07
Tangible Book Value per Common Share (1)	28.56	27.88	27.17	26.82	27.16
Stockholders’ Equity to Assets	9.9%	9.8%	10.0%	9.9%	9.5%
Tangible Common Equity to Tangible Assets (1)	9.3	9.2	9.4	9.4	9.0

	Three Months Ended					Nine Months Ended
Selected Financial Ratios (2)	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
Return on Average Assets	(1.50)%	1.06%	0.53%	0.65%	0.84%	0.01%	0.90%
Return on Average Equity	(15.15)	10.76	5.24	6.80	8.80	0.15	9.45
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	134.42	135.33	134.70	133.33	133.26	134.82	135.28
Average Equity to Average Assets	9.93	9.88	10.07	9.63	9.54	9.96	9.54
Net Interest Rate Spread	3.05	2.91	2.61	2.41	2.36	2.86	2.48
Net Interest Rate Spread (FTE) (1)	3.08	2.93	2.63	2.42	2.38	2.88	2.50
Net Interest Margin	3.64	3.54	3.27	3.12	3.11	3.49	3.21
Net Interest Margin (FTE) (1)	3.67	3.55	3.28	3.13	3.12	3.51	3.22
Net Charge-Offs (Recoveries) to Average Loans	(0.03)	(0.01)	0.02	0.06	0.03	(0.01)	0.02
Efficiency Ratio	379.15	64.94	81.02	71.68	69.11	99.07	68.27

Asset Quality Ratios	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24
Allowance for Credit Losses to Total Loans	0.89%	0.88%	0.90%	0.90%	0.89%
Allowance for Credit Losses to Nonperforming Loans (3)	464.99	550.20	414.48	548.07	463.07
Delinquent and Nonaccrual Loans to Total Loans (4)	0.59	0.49	0.54	0.72	0.98
Nonperforming Loans to Total Loans (3)	0.19	0.16	0.22	0.16	0.19
Nonperforming Assets to Total Assets (5)	0.15	0.13	0.16	0.12	0.14

Capital Ratios (6)	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24
Common Equity Tier 1 Capital (to Risk Weighted Assets)	14.19%	15.28%	14.94%	14.78%	14.79%
Tier 1 Capital (to Risk Weighted Assets)	14.19	15.28	14.94	14.78	14.79
Total Capital (to Risk Weighted Assets)	15.20	16.29	15.95	15.79	15.76
Tier 1 Leverage (to Adjusted Total Assets)	10.06	10.49	10.36	9.98	9.96
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2)    Interim period ratios are calculated on an annualized basis.
(3)    Nonperforming loans consist of all nonaccrual loans and accruing loans that are 90 days or more past due.
(4)    Delinquent loans consist of accruing loans that are 30 days or more past due.
(5)    Nonperforming assets consist of nonperforming loans and other real estate owned.
(6)    Capital ratios are for Community Bank only.
Certain items previously reported may have been reclassified to conform with the current reporting period’s format.

AVERAGE BALANCES AND YIELDS

	Three Months Ended
	September 30, 2025			June 30, 2025			March 31, 2025			December 31, 2024			September 30, 2024
	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,120,036	$16,034	5.68%	$1,098,698	$15,549	5.68%	$1,075,083	$14,584	5.50%	$1,066,304	$14,975	5.59%	$1,063,946	$14,987	5.60%
Debt Securities
Taxable	259,196	2,848	4.40	284,499	2,860	4.02	278,362	2,777	3.99	284,002	3,096	4.36	288,208	3,289	4.56
Tax-Exempt	12,461	185	5.94	—	—	—	—	—	—	—	—	—	—	—	—
Equity Securities	1,000	7	2.80	1,000	9	3.60	2,674	28	4.19	2,693	27	4.01	2,693	28	4.16
Interest-Earning Deposits at Banks	29,682	293	3.95	33,564	331	3.94	45,056	459	4.07	114,245	1,338	4.68	111,131	1,448	5.21
Other Interest-Earning Assets	3,972	74	7.39	3,767	68	7.24	3,196	55	6.98	3,070	40	5.18	3,108	63	8.06
Total Interest-Earning Assets	1,426,347	19,441	5.41	1,421,528	18,817	5.31	1,404,371	17,903	5.17	1,470,314	19,476	5.27	1,469,086	19,815	5.37
Noninterest-Earning Assets	75,480			67,513			63,324			65,786			57,602
Total Assets	$1,501,827			$1,489,041			$1,467,695			$1,536,100			$1,526,688
Liabilities and Stockholders' Equity:
Interest-Bearing Liabilities:
Interest-Bearing Demand Accounts	$350,232	$1,835	2.08%	$334,752	$1,677	2.01%	$317,799	$1,526	1.95%	$328,129	$1,838	2.23%	$316,301	$1,923	2.42%
Money Market Accounts	211,660	1,401	2.63	238,195	1,747	2.94	230,634	1,726	3.04	227,606	1,821	3.18	217,148	1,726	3.16
Savings Accounts	171,188	43	0.10	174,055	42	0.10	172,322	41	0.10	170,612	45	0.10	175,753	46	0.10
Time Deposits	287,646	2,531	3.49	259,506	2,255	3.49	285,093	2,818	4.01	341,686	3,788	4.41	358,498	4,197	4.66
Total Interest-Bearing Deposits	1,020,726	5,810	2.26	1,006,508	5,721	2.28	1,005,848	6,111	2.46	1,068,033	7,492	2.79	1,067,700	7,892	2.94
Short-Term Borrowings	5,655	68	4.77	9,143	108	4.74	1,985	23	4.70	—	—	—	—	—	—
Other Borrowings	34,743	364	4.16	34,733	391	4.52	34,723	402	4.70	34,713	407	4.66	34,702	407	4.67
Total Interest-Bearing Liabilities	1,061,124	6,242	2.33	1,050,384	6,220	2.38	1,042,556	6,536	2.54	1,102,746	7,899	2.85	1,102,402	8,299	2.99
Noninterest-Bearing Demand Deposits	271,462			270,729			265,522			267,598			263,650
Total Funding and Cost of Funds	1,332,586		1.86	1,321,113		1.89	1,308,078		2.03	1,370,344		2.29	1,366,052		2.42
Other Liabilities	20,120			20,789			11,854			17,883			15,043
Total Liabilities	1,352,706			1,341,902			1,319,932			1,388,227			1,381,095
Stockholders' Equity	149,121			147,139			147,763			147,873			145,593
Total Liabilities and Stockholders' Equity	$1,501,827			$1,489,041			$1,467,695			$1,536,100			$1,526,688
Net Interest Income (FTE) (Non-GAAP) (3)		$13,199			$12,597			$11,367			$11,577			$11,516
Net Interest-Earning Assets (4)	365,223			371,144			361,815			367,568			366,684
Net Interest Rate Spread (FTE) (Non-GAAP) (3) (5)			3.08%			2.93%			2.63%			2.42%			2.38%
Net Interest Margin (FTE) (Non-GAAP) (3)(6)			3.67			3.55			3.28			3.13			3.12
(1)    Annualized based on three months ended results.
(2)    Net of the allowance for credit losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(3)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(4)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

AVERAGE BALANCES AND YIELDS

	Nine Months Ended
	September 30, 2025			September 30, 2024
	Average Balance	Interest and Dividends	Yield /Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,098,105	$46,167	5.62%	$1,076,052	$44,571	5.53%
Debt Securities
Taxable	273,949	8,485	4.13	263,433	8,437	4.27
Exempt From Federal Tax	4,199	185	5.87	—	—	—
Marketable Equity Securities	1,552	44	3.78	2,693	82	4.06
Interest-Earning Deposits at Banks	36,044	1,083	4.01	90,507	3,493	5.15
Other Interest-Earning Assets	3,648	196	7.18	3,166	234	9.87
Total Interest-Earning Assets	1,417,497	56,160	5.30	1,435,851	56,817	5.29
Noninterest-Earning Assets	69,034			55,366
Total Assets	$1,486,531			$1,491,217

Liabilities and Stockholders' Equity:
Interest-Bearing Liabilities:
Interest-Bearing Demand Accounts	$334,380	$5,039	2.01%	$325,383	$5,576	2.29%
Savings Accounts	172,517	126	0.10	184,017	157	0.11
Money Market Accounts	226,760	4,874	2.87	211,921	4,885	3.08
Time Deposits	277,424	7,604	3.66	305,386	10,330	4.52
Total Interest-Bearing Deposits	1,011,081	17,643	2.33	1,026,707	20,948	2.73
Short-Term Borrowings	5,607	199	4.75	1	—	—
Other Borrowings	34,733	1,156	4.45	34,692	1,215	4.68
Total Interest-Bearing Liabilities	1,051,421	18,998	2.42	1,061,400	22,163	2.79
Noninterest-Bearing Demand Deposits	269,259			271,511
Total Funding and Cost of Funds	1,320,680		1.92	1,332,911		2.22
Other Liabilities	17,812			16,045
Total Liabilities	1,338,492			1,348,956
Stockholders' Equity	148,039			142,261
Total Liabilities and Stockholders' Equity	$1,486,531			$1,491,217
Net Interest Income (FTE) (Non-GAAP) (3)		37,162			34,654
Net Interest-Earning Assets (4)	366,076			374,451
Net Interest Rate Spread (FTE) (Non-GAAP) (3)(5)			2.88%			2.50%
Net Interest Margin (FTE) (Non-GAAP) (3)(6)			3.51			3.22
(1)    Annualized based on nine months ended results.
(2)    Net of the allowance for credit losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(3)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(4)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

Explanation of Use of Non-GAAP Financial Measures
In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this Press Release contains or references, certain Non-GAAP financial measures. We believe these Non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these Non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with similar Non-GAAP measures which may be presented by other companies. Where Non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24
(Dollars in thousands, except share and per share data) (Unaudited)

Total Assets (GAAP)	$1,545,514	$1,517,984	$1,483,456	$1,481,564	$1,561,741
Goodwill and Intangible Assets, Net	(9,732)	(9,732)	(9,732)	(9,732)	(9,820)
Tangible Assets (Non-GAAP) (Numerator)	$1,535,782	$1,508,252	$1,473,724	$1,471,832	$1,551,921
Stockholders' Equity (GAAP)	$152,465	$148,362	$148,289	$147,378	$149,140
Goodwill and Intangible Assets, Net	(9,732)	(9,732)	(9,732)	(9,732)	(9,820)
Tangible Common Equity or Tangible Book Value (Non-GAAP) (Denominator)	$142,733	$138,630	$138,557	$137,646	$139,320
Stockholders’ Equity to Assets (GAAP)	9.9%	9.8%	10.0%	9.9%	9.5%
Tangible Common Equity to Tangible Assets (Non-GAAP)	9.3%	9.2%	9.4%	9.4%	9.0%
Common Shares Outstanding (Denominator)	4,998,383	4,972,300	5,099,069	5,132,654	5,129,921
Book Value per Common Share (GAAP)	$30.50	$29.84	$29.08	$28.71	$29.07
Tangible Book Value per Common Share (Non-GAAP)	$28.56	$27.88	$27.17	$26.82	$27.16

	Three Months Ended					Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
(Dollars in thousands) (Unaudited)

Net (Loss) Income (GAAP)	$(5,696)	$3,949	$1,909	$2,529	$3,219	$164	$10,065
Amortization of Intangible Assets, Net	—	—	—	88	264	—	870
Adjusted Net (Loss) Income (Non-GAAP) (Numerator)	$(5,696)	$3,949	$1,909	$2,617	$3,483	$164	$10,935
Annualization Factor	3.97	4.01	4.06	3.98	3.98	1.34	1.34
Average Stockholders' Equity (GAAP)	$149,121	$147,139	$147,763	$147,873	$145,593	$148,039	$142,261
Average Goodwill and Intangible Assets, Net	(9,732)	(9,732)	(9,732)	(9,758)	(9,987)	(9,732)	(10,260)
Average Tangible Common Equity (Non-GAAP) (Denominator)	$139,389	$137,407	$138,031	$138,115	$135,606	$138,307	$132,001
Return on Average Equity (GAAP)	(15.15)%	10.76%	5.24%	6.80%	8.80%	0.15%	9.45%
Return on Average Tangible Common Equity (Non-GAAP)	(16.21)%	11.53%	5.61%	7.54%	10.22%	0.16%	11.07%

	Three Months Ended					Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
(Dollars in thousands) (Unaudited)

Interest Income (GAAP)	$19,341	$18,760	$17,847	$19,431	$19,773	$55,947	$56,699
Adjustment to FTE Basis	100	57	56	45	42	213	118
Interest Income (FTE) (Non-GAAP)	19,441	18,817	17,903	19,476	19,815	56,160	56,817
Interest Expense (GAAP)	6,242	6,220	6,536	7,899	8,299	18,998	22,163
Net Interest Income (FTE) (Non-GAAP)	$13,199	$12,597	$11,367	$11,577	$11,516	$37,162	$34,654

Net Interest Rate Spread (GAAP)	3.05%	2.91%	2.61%	2.41%	2.36%	2.86%	2.48%
Adjustment to FTE Basis	0.03	0.02	0.02	0.01	0.02	0.02	0.02
Net Interest Rate Spread (FTE) (Non-GAAP)	3.08%	2.93%	2.63%	2.42%	2.38%	2.88%	2.50%

Net Interest Margin (GAAP)	3.64%	3.54%	3.27%	3.12%	3.11%	3.49%	3.21%
Adjustment to FTE Basis	0.03	0.01	0.01	0.01	0.01	0.02	0.01
Net Interest Margin (FTE) (Non-GAAP)	3.67%	3.55%	3.28%	3.13%	3.12%	3.51%	3.22%

	Three Months Ended					Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
(Dollars in thousands) (Unaudited)

(Loss) Income Before Income Tax Expense (GAAP)	$(7,020)	$4,715	$2,336	$3,051	$3,966	$33	$12,292
Net Provision (Recovery) for Credit Losses	259	8	(40)	683	(41)	227	(114)
PPNR (Non-GAAP)	(6,761)	4,723	2,296	3,734	3,925	260	12,178
Adjustments
Net Loss (Gain) on Securities	11,752	—	69	(3)	(245)	11,821	(49)
Gain on Sale of Subsidiary	—	—	—	—	(138)	—	(138)
Net Gain on Disposal of Premises and Equipment	—	—	—	—	—	—	(274)
Earn-out Payment Related to the Sale of EU	—	—	(49)	(708)	—	(49)	—
Net Gain on Bank-Owned Life Insurance Claims	—	—	—	—	—	—	(915)
Reduction in Force Expenses	—	—	1,003	—	—
Adjusted PPNR (Non-GAAP) (Numerator)	$4,991	$4,723	$3,319	$3,023	$3,542	$12,032	$10,802
Annualization Factor	3.97	4.01	4.06	3.98	3.98	1.34	1.34
Average Assets (Denominator)	$1,501,827	$1,489,041	$1,467,695	$1,536,100	$1,526,688	$1,486,531	$1,491,217
Adjusted PPNR Return on Average Assets (Non-GAAP)	1.32%	1.27%	0.92%	0.78%	0.92%	1.08%	0.97%

	Three Months Ended					Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
(Dollars in thousands, except share and per share data) (Unaudited)

Net (Loss) Income (GAAP)	$(5,696)	$3,949	$1,909	$2,529	$3,219	$164	$10,065

Adjustments
Net Loss (Gain) on Securities	11,752	—	69	(3)	(245)	11,821	(49)
Gain on Sale of Subsidiary	—	—	—	—	(138)	—	(138)
Net Gain on Disposal of Premises and Equipment	—	—	—	—	—	—	(274)
Earn-out Payment Related to the Sale of EU	—	—	(49)	(708)	—	(49)	—
Net Gain on Bank-Owned Life Insurance Claims	—	—	—	—	—	—	(915)
Reduction in Force Expenses	—	—	1,003	—	—	1,003	—
Tax effect	(2,129)	—	(215)	149	90	(2,344)	107
Adjusted Net Income (Non-GAAP)	$3,927	$3,949	$2,717	$1,967	$2,926	$10,595	$8,796
Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding	5,319,594	5,332,026	5,471,006	5,544,829	5,346,750	5,357,173	5,328,610
(Loss) Earnings per Common Share - Diluted (GAAP)	$(1.07)	$0.74	$0.35	$0.46	$0.60	$0.03	$1.89
Adjusted Earnings per Common Share - Diluted (Non-GAAP)	$0.74	$0.74	$0.50	$0.35	$0.55	$1.98	$1.65
Net (Loss) Income (GAAP) (Numerator)	$(5,696)	$3,949	$1,909	$2,529	$3,219	$164	$10,065
Annualization Factor	3.97	4.01	4.06	3.98	3.98	1.34	1.34
Average Assets (Denominator)	1,501,827	1,489,041	1,467,695	1,536,100	1,526,688	1,486,531	1,491,217
Return on Average Assets (GAAP)	(1.50)%	1.06%	0.53%	0.65%	0.84%	0.01%	0.90%
Adjusted Net Income (Non-GAAP) (Numerator)	$3,927	$3,949	$2,717	$1,967	$2,926	$10,595	$8,796
Annualization Factor	3.97	4.01	4.06	3.98	3.98	1.34	1.34
Average Assets (Denominator)	1,501,827	1,489,041	1,467,695	1,536,100	1,526,688	1,486,531	1,491,217
Adjusted Return on Average Assets (Non-GAAP)	1.04%	1.06%	0.75%	0.51%	0.76%	0.95%	0.79%

	Three Months Ended					Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
(Dollars in thousands) (Unaudited)

Net (Loss) Income (GAAP) (Numerator)	$(5,696)	$3,949	$1,909	$2,529	$3,219	$164	$10,065
Annualization Factor	3.97	4.01	4.06	3.98	3.98	1.34	1.34
Average Equity (GAAP) (Denominator)	149,121	147,139	147,763	147,873	145,593	148,039	142,261
Return on Average Equity (GAAP)	(15.15)%	10.76%	5.24%	6.80%	8.80%	0.15%	9.45%
Adjusted Net Income (Non-GAAP) (Numerator)	$3,927	$3,949	$2,717	$1,967	$2,926	$10,595	$8,796
Annualization Factor	3.97	4.01	4.06	3.98	3.98	1.34	1.34
Average Equity (GAAP) (Denominator)	149,121	147,139	147,763	147,873	145,593	148,039	142,261
Adjusted Return on Average Equity (Non-GAAP)	10.45%	10.76%	7.46%	5.29%	8.00%	9.57%	8.26%

	Three Months Ended					Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
(Dollars in thousands) (Unaudited)

Noninterest Expense (GAAP) (Numerator)	$9,183	$8,748	$9,802	$9,453	$8,782	$27,731	$26,197

Net Interest and Dividend Income (GAAP)	$13,099	$12,540	$11,311	$11,532	$11,474	$36,949	$34,536

Noninterest (Loss) Income (GAAP)	(10,677)	931	787	1,655	1,233	(8,958)	3,839
Operating Revenue (GAAP) (Denominator)	$2,422	$13,471	$12,098	$13,187	$12,707	$27,991	$38,375
Efficiency Ratio (GAAP)	379.15%	64.94%	81.02%	71.68%	69.11%	99.07%	68.27%

Noninterest Expense (GAAP)	$9,183	$8,748	$9,802	$9,453	$8,782	$27,731	$26,197
Adjustments:
Reduction in Force Expenses	—	—	(1,003)	—	—	(1,003)	—
Amortization of Intangible Assets	—	—	—	(88)	(264)	—	(870)
Adjusted Noninterest Expense (Non-GAAP) (Numerator)	$9,183	$8,748	$8,799	$9,365	$8,518	$26,728	$25,327

Net Interest and Dividend Income (GAAP)	$13,099	$12,540	$11,311	$11,532	$11,474	$36,949	$34,536
Noninterest (Loss) Income (GAAP)	(10,677)	931	787	1,655	1,233	(8,958)	3,839
Adjustments:
Net Loss (Gain) on Securities	11,752	—	69	(3)	(245)	11,821	(49)
Gain on Sale of Branches	—	—	—	—	(138)	—	(138)
Net Gain on Disposal of Premises and Equipment	—	—	—	—	—	—	(274)
Earn-out Payment Related to the Sale of EU	—	—	(49)	(708)	—	(49)	—
Net Gain on Bank-Owned Life Insurance Claims	—	—	—	—	—	—	(915)
Adjusted Noninterest Income (Non-GAAP)	$1,075	$931	$807	$944	$850	$2,814	$2,463
Adjusted Operating Revenue (Non-GAAP) (Denominator)	$14,174	$13,471	$12,118	$12,476	$12,324	$39,763	$36,999
Adjusted Efficiency Ratio (Non-GAAP)	64.79%	64.94%	72.61%	75.06%	69.12%	67.22%	68.45%